U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT
                      Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

           Date of Report (Earliest event reported): December 31st 2002

                     FLEXIBLE SOLUTIONS INTERNATIONAL INC.

         NEVADA                                        91-1922863
   (State or other jurisdiction                IRS employer Identification No.)
      of incorporation)

                2614 Queenswood Dr., Victoria, BC Canada V8N 1X5
           (Address of principal executive offices including zip code)

                                  250 477 9969
                 (Issuer's telephone number including area code)
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ITEM 1. Changes in control of Registrant.
None

ITEM 2. Acquisition or Disposition of Assets.
None

ITEM 3. Bankruptcy or Receivership.
None

ITEM 4. Changes in Registrant's Certifying Accountant.
None

ITEM 5. Other Events.
                  On December 31st 2002 the Board of Directors appointed a fourth Director to serve until the next Annual Meeting. The new Director, Ms. Dale Friend, has an extensive financial background in the accounting field and has agreed to become a member of the Audit Committee. Ms. Friend is not an employee or major shareholder of the Company and is a fully independent Director.

ITEM 6. Resignations of Registrant's Directors.
None

ITEM 7. Financial Statements and Exhibits.
None

ITEM 8. Change in Fiscal Year.
None

ITEM 9.
None


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31st 2002,       FLEXIBLE SOLUTIONS INTERNATIONAL INC.


/s/ DAN O'BRIEN
---------------
Dan O'Brien
President